           As filed with the Securities and Exchange Commission on July 31, 2000
                                       Registration No. 333-
________________________________________________________________________________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                                ---------------
                                   Form S-8
                            Registration Statement
                                     Under
                          The Securities Act of 1933
                                 EMBREX, INC.
            (Exact name of registrant as specified in its charter)

   North Carolina                                          56-1469825
   (State or other jurisdiction of                         (I.R.S. Employer
   incorporation or organization)                          Identification No.)

   1035 Swabia Court
   Durham, North Carolina                                  27703
   (Address of Principal Executive Offices)                (Zip Code)

                AMENDED AND RESTATED INCENTIVE STOCK OPTION AND
                        NONSTATUTORY STOCK OPTION PLAN

               AMENDED AND RESTATED EMPLOYEE STOCK PURCHASE PLAN

          AMENDED AND RESTATED NON-U.S. EMPLOYEE STOCK PURCHASE PLAN

                           (Full title of the plans)

          Randall L. Marcuson, President and Chief Executive Officer
                               1035 Swabia Court
                         Durham, North Carolina 27703
                    (Name and address of agent for service)

                                (919) 941-5185
         (Telephone number, including area code, of agent for service)

                                   Copy to:
                             Gerald F. Roach, Esq.
                          Christopher B. Capel, Esq.
         SMITH, ANDERSON, BLOUNT, DORSETT, MITCHELL & JERNIGAN, L.L.P.
                             Post Office Box 2611
                         Raleigh, North Carolina 27602
                                (919) 821-1220

                        CALCULATION OF REGISTRATION FEE

   =================================================================================================================
     Title of securities         Amount to      Proposed maximum        Proposed maximum        Amount of
      To be registered        be registered    offering price per      aggregate offering    registration fee
                                                    share/1/                 price
   -----------------------------------------------------------------------------------------------------------------
        Common Stock,         800,000 shares      $14.4375                 $11,550,000            $3,049.20
       $.01 par value
   =================================================================================================================

/1/ This price is estimated solely for the purpose of calculating the registration fee. Pursuant to Rules 457(c) and (h), shares that may be the subject of the Plan are deemed to be offered at 14.4375 per share, the average of the high and low prices for the Company's Common Stock on July 24, 2000 in the Nasdaq National Market System.

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents by Reference

     The following documents have been filed with the Commission and are incorporated herein by reference:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

          (b) Quarterly Report on Form 10-Q for the three months ended March 31, 2000.

          (c)  Current Report on Form 8-K dated February 22, 2000.

          (d) Exhibit to the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1996, as amended by Form 10-K/A.

     All documents filed by the Company subsequent to the date hereof pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment which indicates that all securities offered under the Plan have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

Item 6.  Indemnification of Directors and Officers.

     North Carolina law permits a corporation to indemnify its directors, officers, employees or agents under either or both a statutory or non-statutory scheme of indemnification. Under the statutory scheme, a corporation may, with certain exceptions, indemnify a director, officer, employee or agent of the corporation who was, is, or is threatened to be made, a party to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative, or investigative, because of the fact that such person was a director, officer, employee or agent of the corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. This indemnity may include the obligation to pay any judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan) and reasonable expenses incurred in connection with the proceeding (including attorneys' fees), but no such indemnification may be granted unless such director, officer, agent or employee
(1) conducted himself in good faith, (2) reasonably believed (a) that any action taken in his official capacity with the corporation was in the best interest of the corporation or (b) that in all other cases his conduct at least was not opposed to the corporation's best interest, and (3) in the case of any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. Whether a director has met the requisite standard of conduct for the type of indemnification set forth above is determined by the board of directors, a committee of directors, special legal counsel or the shareholders in accordance with the statute. A corporation may not indemnify a director under the statutory scheme in connection with the proceeding by or in the right of the corporation in which the director was adjudged liable to the corporation or in connection with the proceeding in which a director was adjudged liable on the basis of having received an improper personal benefit.

     In addition to, and separate and apart from the indemnification described above under the statutory scheme, North Carolina law permits a corporation to indemnify or agree to indemnify any of its directors, officers, employees or agents against liability and expenses (including attorneys fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation. The Company's Bylaws provide for indemnification to the extent provided by North Carolina law, except that in the event of an action or suit by or in the right of the Company, (1) a person may be indemnified only to the extent of expenses (including attorneys fees) reasonably incurred by him in connection with the defense or settlement thereof and not for any judgments, fines or amounts paid in settlement and (2) no indemnification may be made in respect of any claim, issue or matter as to which a person was adjudged to be liable for negligence or misconduct in the performance of his duties, except as such indemnification is determined to be proper by a court. Accordingly, the Company may indemnify its directors, officers, employees and agents in accordance with either the statutory or non-statutory standard.

     In addition, North Carolina law requires a corporation, unless its articles of incorporation provide otherwise (unlike the Company's), to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was a party. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification.

     Finally, North Carolina law provides that a corporation may purchase and maintain insurance on behalf of an individual who is or was a director, officer, employee or agent of the corporation against certain liabilities incurred by such persons, whether or not the corporation is otherwise authorized by North Carolina law to indemnify such party. The Company's directors and officers are currently covered under directors' and officers' insurance policies maintained by the Company.

     As permitted by North Carolina law, the Company's Articles of Incorporation limit the personal liability of directors for monetary damages for breaches of duty as a director provided that such limitation will not apply to (1) acts or omissions not made in good faith that the director at the time of the breach knew or believed were in conflict with the best interests of the Company, (2) any liability for unlawful distributions under North Carolina law, (3) any transaction from which the director derived an improper personal benefit or (4) acts or omissions occurring prior to the date the provision became effective.


Item 8.  Exhibits

         Exhibit
         -------
         No.
         ---

         4/1/        Specimen Common Stock Certificate.

         5 Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

         23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5 hereto).

         23.2        Consent of Ernst & Young LLP.

         24 Power of Attorney (included as part of the signature page hereof).

         99.1 Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan.

         99.2        Amended and Restated Employee Stock Purchase Plan.

         99.3 Amended and Restated Employee Stock Purchase Plan for Non-U.S. Employees.

______________________
/1/ Exhibit to the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1996, as amended by Form 10-K/A and incorporated herein by reference.

Item 9.  Undertakings

         The undersigned registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Durham, State of North Carolina, on the 20th day of July, 2000.

                                             EMBREX, INC.

                                             By: /s/ Randall L. Marcuson
                                                 ---------------------------
                                                 Randall L. Marcuson
                                                 President and
                                                 Chief Executive Officer


     We, the undersigned directors and officers of Embrex, Inc. (the "Company"), do hereby constitute and appoint Randall L. Marcuson and Don T. Seaquist or either of them, our true and lawful attorneys-in-fact and agents, with full powers of substitution, to sign any or all amendments (including post-effective amendments) to this Registration Statement on Form S-8 and to file the same granting unto said attorneys-in-fact and agents full power and authority, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully for all intents and purposes as we might or could do in person; and we do hereby ratify and confirm all that the said attorneys-in-fact and agents, or either of them, shall do or cause to be done by virtue of this power of attorney.

     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons on behalf of the Company in the capacities indicated on the 20th day of July, 2000.

Signature                                            Title
---------                                            -----
/s/ Randall L. Marcuson                              President, Chief Executive Officer and
--------------------------------------------
Randall L. Marcuson                                  Director


/s/ Don T. Seaquist                                  Vice President, Finance and Administration
--------------------------------------------
Don T. Seaquist                                      (Principal Financial Accounting Officer)


/s/ Peter J. Holzer                                  Chairman of the Board of Directors
--------------------------------------------
Peter J. Holzer


/s/ C. Daniel Blackshear                             Director
--------------------------------------------
C. Daniel Blackshear


/s/ Lester M. Crawford, D.V.M., Ph.D.                Director
--------------------------------------------
Lester M. Crawford, D.V.M., Ph.D.


/s/ Kenneth M. May, Ph.D.                            Director
--------------------------------------------
Kenneth M. May, Ph.D.

                                                     Director
--------------------------------------------
Arthur M. Pappas


/s/ Walter V. Smiley                                 Director
--------------------------------------------
Walter V. Smiley

                                 EMBREX, INC.
                                 EXHIBIT INDEX

Exhibit
No.            Description
---            -----------

4/1/           Specimen Common Stock Certificate.

5              Opinion of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan,
               L.L.P.

23.1 Consent of Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. (included in Exhibit 5 hereto).

23.2           Consent of Ernst & Young LLP.

24 Power of Attorney (included as part of the signature page hereof).

99.1 Amended and Restated Incentive Stock Option and Nonstatutory Stock Option Plan.

99.2           Amended and Restated Employee Stock Purchase Plan.

99.3           Amended and Restated Employee Stock Purchase Plan for Non-U.S.
               Employees.

_______________________
/1/ Exhibit to the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission for the fiscal year ended December 31, 1996, as amended by Form 10-K/A and incorporated herein by reference.